Exhibit 23.2

                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 28, 2003, except as to note 8 which is as of March 5, 2003 relating to the financial statements which appears in Stake Technology Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Mississauga, Ontario
September 22, 2003